SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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JNL Series Trust
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1 Corporate Way Lansing, MI 48951 517/381-5500

Dear Variable Annuity and Variable Life Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson”) or Jackson National Life Insurance Company of New York (“Jackson NY”) are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

On May 30-31, 2024, the Board of Trustees (the “Board”) of the Trust voted to appoint Driehaus Capital Management LLC (“Driehaus”) as a sub-adviser for a portion of the JNL Multi-Manager Small Cap Growth Fund (the “Fund”), effective October 21, 2024. Enclosed please find the Trust’s Information Statement regarding this sub-adviser appointment for the Fund.

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely, [•]
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 19, 2024

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL Multi-Manager Small Cap Growth Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL Multi-Manager Small Cap Growth Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of Driehaus Capital Management LLC as sub-adviser to a strategy of the Fund. This change will be effective on October 21, 2024. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of July 31, 2024, will receive this Notice. This Notice will be sent to contract owners on or about August 19, 2024. The full Information Statement will be available to view and print on the Trust’s website at [to be provided] until November 14, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL Multi-Manager Small Cap Growth Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 132 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson Financial”), a leading provider of retirement products for industry professionals and their clients. Jackson Financial and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

On May 30-31, 2024, the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL Multi-Manager Small Cap Growth Fund (the “Fund”) voted to appoint Driehaus Capital Management LLC (“Driehaus”) as a Sub-Adviser for a portion of the Fund’s assets and to approve an investment sub-advisory agreement between JNAM and Driehaus (the “Driehaus Sub-Advisory Agreement”) appointing Driehaus as a Sub-Adviser for a portion of the Fund’s assets (“Driehaus Strategy”). Driehaus does not currently serve as a Sub-Adviser to any Funds in the Trust.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the Driehaus Sub-Advisory Agreement and about Driehaus’ appointment as a new Sub-Adviser to the Fund, effective October 21, 2014. On October 21, 2014, Driehaus will begin providing the day-to-day management for the Driehaus Strategy. The Fund is managed by several unaffiliated Sub-Advisers. There are no changes to the sub-advisory arrangements with the other Sub-Advisers for the Fund as a result of the appointment of Driehaus as a Sub-Adviser to the Fund.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

Driehaus, a Delaware limited liability company, is located at 25 East Erie Street, Chicago, Illinois 60611.

This Information Statement is being provided to shareholders of record for the Fund as of July 31, 2024. It will be mailed on or about August 19, 2024.

II.	Changes to Fund Principal Investment Strategies

Neither the Fund’s name nor its investment objective will change as a result of the appointment of Driehaus as a Sub-Adviser to the Fund.

Effective October 21, 2024, as a result of the appointment of Driehaus as a Sub-Adviser, the principal investment strategies for the Fund, and in particular the Driehaus Strategy, will change as follows:

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, at least 80% of its assets (net assets plus the amount of any borrowings made for investment purposes) in the equity securities of small-capitalization companies that, when purchased, have market capitalizations between the smallest company and 120% of the largest company in the Morningstar US Small Cap Broad Growth Extended Index. As of December 31, 2023, the range of such companies in the Morningstar US Small Cap Broad Growth Extended Index was $293.0 million to $34.90 billion.

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The Fund has flexibility in the relative weighting of each asset class and expects to vary the percentages of assets invested in each asset class from time to time. JNAM’s allocations to the underlying Sub-Advisers will be a function of a variety of factors including each underlying strategy’s expected returns, volatility, correlation, and contribution to the Fund’s overall risk profile.

Companies with similar characteristics may be grouped together in broad categories called sectors. Because the Fund may allocate relatively more assets to certain sectors than others, the Fund’s performance may be more susceptible to any developments which affect those sectors emphasized by the Fund.

Unaffiliated investment managers (“Sub-Advisers”) generally provide day to day management for a portion of the Fund’s assets (each portion is sometimes referred to as a “sleeve”). Each Sub-Adviser may use different investment strategies in managing Fund assets, acts independently from the others, and uses its own methodology for selecting investments. Jackson National Asset Management, LLC (“JNAM” or “Adviser”) is responsible for identifying and retaining the Sub-Advisers for the selected strategies and for monitoring the services provided by the Sub-Advisers. JNAM provides qualitative and quantitative supervision as part of its process for selecting and monitoring the Sub-Advisers. JNAM is also responsible for selecting the Fund’s investment strategies and for determining the amount of Fund assets to allocate to each Sub-Adviser. Based on JNAM’s ongoing evaluation of the Sub-Advisers, JNAM may adjust allocations among Sub-Advisers.

JNAM also may choose to allocate the Fund’s assets to additional Sub-Advisers in the future. There is no assurance that any or all of the strategies discussed in this prospectus will be used by JNAM or the Sub-Advisers.

JNAM may also manage Fund assets directly to seek to enhance returns, or to hedge and to manage the Fund’s cash and short-term instruments.

Below are the principal investment strategies for each Sub-Adviser's strategy, but the Sub-Advisers may also implement other investment strategies in keeping with their respective strategy's objective.

GIM Strategy

Granahan Investment Management, LLC (“GIM”) constructs the GIM Strategy by blending their Small Cap Advantage strategy, which consists of two of their unique strategies, Small Cap Focused Growth strategy and Small Cap Discoveries strategy and their Small Cap Select Strategy.

Within Small Cap Advantage strategy, the blended strategies utilize rigorous bottom-up fundamental research. GIM’s Small Cap Focused Growth strategy is grounded in the belief that superior long term returns are best achieved by focusing on smaller companies that are poised to grow at 15% or more, and using a strict methodology to own the stocks of these sustainable growth companies when risk/reward is attractive.

Within this philosophy, GIM’s Small Cap Focused Growth strategy seeks to own companies with large open-ended opportunities, a favorable competitive landscape and products or services providing a significant value proposition to the customer.

The Small Cap Discoveries strategy believes that the small/micro-capitalization market has a skewed distribution of returns where a small but meaningful number of high-performing stocks drive the return of the benchmark. In-depth company research combined with tools to gauge market sentiment results in a portfolio of stocks representing innovative emerging growth companies coupled with stocks of companies with unrecognized growth.

The Small Cap Select strategy takes a diversified approach to growth by seeking companies that can either sustain growth for an extended time, or materially accelerate their growth rate over the near to medium term. The strategy believes that this approach expands the investment opportunity set, diversifies the sources of alpha, and mitigates risk.

Baron Strategy

BAMCO, Inc. (“BAMCO”) constructs the Baron Strategy by investing for the long term primarily in equity securities in the form of common stock of U.S. small-sized growth companies.

BAMCO seeks to invest in businesses it believes have significant opportunities for growth, sustainable competitive advantages, exceptional management, and an attractive valuation. Although the strategy invests primarily in U.S. companies, it may also invest in securities of non-U.S. issuers that are not publicly traded in the U.S. and in Global Depository Receipts and European Depository Receipts.

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Victory RS Investments Strategy

Victory Capital Management Inc., through its investment franchise, RS Investments, (“Victory Capital”) constructs the Victory RS Investments Strategy by investing in small- and mid-capitalization companies. The Victory RS Investments Strategy typically invests most of its assets in equity securities of U.S. companies but may also invest any portion of its assets in foreign securities, including American and Global Depositary Receipts (“ADRs” and “GDRs”).

Victory Capital employs both fundamental analysis and quantitative screening in seeking to identify companies that the investment team believes will produce sustainable earnings growth over a multi-year horizon. Investment candidates typically exhibit some or all of the following key criteria: strong organic revenue growth, expanding margins and profitability, innovative products or services, defensible competitive advantages, growing market share, and experienced management teams. Valuation is an integral part of the investment process and purchase decisions are based on the Victory Capital’s expectation of the potential reward relative to risk of each security based in part on its proprietary earnings calculations.

Victory Capital regularly reviews its investments and will sell securities when it believes the securities are no longer attractive because (1) of a deterioration in rank of the security in accordance with Victory Capital’s process, (2) of price appreciation, (3) of a change in the fundamental outlook of the company or (4) other investments available are considered to be more attractive.

As a result of Victory Capital’s investment process, its investments may be focused in one or more economic sectors from time to time, including the information technology sector.

Kayne Anderson Rudnick Strategy

Kayne Anderson Rudnick Investment Management, LLC (“KAR”) constructs the KAR Strategy by blending two of their unique strategies, Small Cap Growth and Small-Mid Cap Growth strategies. The Small Cap Growth strategy invests in common stocks of small market capitalization companies believed to possess sustainable competitive advantages at prices that KAR deems attractive. The Small Cap Growth strategy emphasizes companies determined by KAR to have a sustainable competitive advantage and the ability to grow over an extended period of time. Although the Small Cap Growth strategy invests primarily in U.S. companies, it may invest in foreign securities and ADRs.

The Small-Mid Cap Growth strategy invests in common stocks of small and mid-market capitalization companies believed to possess sustainable competitive advantages at prices that KAR deems attractive. The Small-Mid Cap Growth strategy emphasizes companies determined by KAR to have a sustainable competitive advantage and the ability to grow over an extended period of time. Although the Small-Mid Cap Growth strategy invests primarily in U.S. companies, it may invest in foreign securities and ADRs.

SBH Strategy

Segall Bryant & Hamill, LLC ("SBH") constructs the SBH Strategy by investing in small companies that SBH believes to have attractive growth prospects for earnings and/or cash flows.

The SBH Strategy primarily invests in equity securities of companies whose stock is traded on U.S. markets, including depositary receipts or shares issued by companies incorporated outside of the United States (e.g., ADRs).

SBH implements an investment strategy primarily through independent “bottom-up” fundamental research. SBH constructs a portfolio designed to generate alpha, or risk-adjusted excess return relative to the Russell 2000 Growth Index, primarily through stock selection. SBH uses a proprietary discounted cash flow (“DCF”) model for purposes of valuing and generating price targets for individual stocks. The DCF model is utilized for two primary purposes – to understand what assumptions are implied in a stock’s current price and to generate an expected value for each stock, based on SBH’s internally generated forecasts.

WCM Strategy

WCM Investment Management, LLC (“WCM”) constructs the WCM Strategy by investing principally in small-capitalization companies.

The WCM Strategy primarily invests in equity securities of U.S. companies but may also invest any portion of its assets in REITs, foreign securities, including ADRs and GDRs.

WCM employs both fundamental analysis and quantitative screening in seeking to identify companies that the investment team believes will produce significant, long-term excess return.

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WCM’s investment process examines four key governing components:

•	Corporate Performance – reviewing the operating history of the company, understanding of management’s skill set, the company’s core competency, the culture and their ability to evolve.
•	Systematic Effects – evaluating the macro factors affecting the business, their position in the market and looking to gain an understanding of the key drivers of the business.
•	Sustainability – measuring how the company can protect its margins and continue to reinvest cash flows.
•	Intrinsic Value – determining the value of the company versus how the market values the company.

Driehaus Strategy

Driehaus Capital Management LLC (“Driehaus”) constructs the Driehaus Strategy by investing primarily in equity securities of U.S. small-capitalization companies exhibiting strong growth characteristics. Equity securities include common and preferred stocks, bearer and registered shares, warrants or rights or options that are convertible into common stock, debt securities that are convertible into common stock, depositary receipts for those securities, and other classes of stock that may exist. Although the Driehaus Strategy will invest primarily in the equity securities of U.S. small-cap companies, it may also invest a portion of its assets in the equity securities of non-U.S. companies that trade in the U.S. (such as ADRs or substantially similar instruments that are based on foreign securities).

Driehaus employs a growth style of investing for the Driehaus Strategy. For companies with operating histories, Driehaus evaluates a company’s revenue and earnings growth to determine whether it can materially exceed market expectations and whether the security is at an attractive entry point. The Driehaus Strategy may invest in companies with limited or no operating histories.

III.	Investment Sub-Advisory Agreement with Driehaus Capital Management LLC

Driehaus will be a new Sub-Adviser to the Fund pursuant to the Driehaus Sub-Advisory Agreement, effective as of October 21, 2024. On May 30-31, 2024, the Board, including a majority of the Independent Trustees, voted to appoint Driehaus as a Sub-Adviser to a new strategy of the Fund and approved the Driehaus Sub-Advisory Agreement. Pursuant to the Order, shareholder approval is not required for the Driehaus Sub-Advisory Agreement because Driehaus is not affiliated with JNAM.

The Driehaus Sub-Advisory Agreement provides that, unless it is sooner terminated as provided therein, it will remain in effect for its initial term through September 30, 2025, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of the Fund and either event approved also by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Driehaus Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty (60) days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser with the consent of the Board (including a majority of the Independent Trustees) or Sub-Adviser on sixty days’ written notice to the Trust and the other party. The Driehaus Sub-Advisory Agreement also terminate automatically in the event of its assignment or the assignment or termination of the Amended and Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021. Additionally, the Driehaus Sub-Advisory Agreement will also terminate upon written notice of a material breach of the respective agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The Driehaus Sub-Advisory Agreement generally provides that the Sub-Adviser, its officers, members, or employees will not be liable to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund or the Adviser in connection with the performance of Driehaus’ duties under the Driehaus Sub-Advisory Agreement for its failure to perform due to events beyond the reasonable control of Driehaus or its agents, except for a loss resulting from Driehaus’ willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Driehaus Sub-Advisory Agreement.

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The management fees to be paid by the Fund will not increase as a result of the appointment of Driehaus as a Sub-Adviser to the Fund. As of October 21, 2024, the Fund will continue to pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL Multi-Manager Small Cap Growth Fund
Advisory Fee Rates Before and After the Sub-Adviser Appointment
Net Assets	Rate
$0 to $100 million	0.650%
$100 million to $500 million	0.600%
$500 million to $3 billion	0.550%
$3 billion to $5 billion	0.540%
Over $5 billion	0.530%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2023. The pro forma aggregate amount of management fees paid to the Adviser would have been the same had the Sub-Adviser appointment occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager Small Cap Growth Fund	$12,407,924	0.56%

JNAM is responsible for paying all Sub-Advisers out of its own resources. Under the Driehaus Sub-Advisory Agreement, the Adviser will pay Driehaus a sub-advisory fee equal to a percentage of the Driehaus Strategy of the Fund’s average daily net assets based on the below schedule:

JNL Multi-Manager Small Cap Growth Fund
Sub-Advisory Rate After the Driehaus Sub-Adviser Appointment
Average Daily Net Assets	Annual Rate*
$0 to $200 million	0.40%
$200 million to $400 million	0.35%
Over $400 million	0.30%
* For the portion of the Average Daily Net Assets managed by Driehaus.

The following table sets forth the aggregate amount of sub-advisory fees paid by JNAM to the Fund’s Sub-Advisers for their services to the Fund for the one-year period ended December 31, 2023. The pro forma sub-advisory fees would have been higher assuming the Driehaus Sub-Advisory Agreement was in place for the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL Multi-Manager Small Cap Growth Fund	$9,018,106	0.41%

IV.	Description of Driehaus Capital Management LLC

 Driehaus, a limited liability company organized in the State of Delaware, is located at 25 East Erie Street, Chicago, Illinois 60611. Driehaus is owned by Driehaus Capital Holdings LLLP (“DCH”) and RHD Holdings LLC (“RHD”). DCH and RHD are also located at 25 East Erie Street, Chicago, Illinois 60611.

Executive/Principal Officers and Directors of Driehaus located at 25 East Erie Street, Chicago, Illinois 60611:

Names	Title
Driehaus Capital Holdings LLLP	Member
Janet Lynn McWilliams	General Counsel and Secretary
Stephen Thomas Weber	President and Chief Executive Officer
Thomas McKean Seftenberg	Head of Global Distribution
Robert Michael Kurinsky	Chief Financial Officer, Chief Operating Officer, and Treasurer
Anne Steele Kochevar	Chief Compliance Officer

DCH and RHD are owned by trusts created by Richard H. Driehaus. The trustee of these trusts is Driehaus Trust Company, LLC (“DTC”), which is a Nevada limited liability company that is licensed to act as a family trust company under Nevada law.

As the Sub-Adviser to the Driehaus Strategy of the Fund, Driehaus will provide the Driehaus Strategy of the Fund with investment research, advice, and supervision, and will manage the Driehaus Strategy’s portfolio consistent with its investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

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As of [July 31, 2024], no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of Driehaus, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in Driehaus or any other entity controlling, controlled by or under common control with Driehaus. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2023, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which Driehaus, any parent or subsidiary of Driehaus, or any subsidiary of the parent of such entities was or is to be a party.

JNL Multi-Manager Small Cap Growth Fund (Driehaus Strategy)

The portfolio managers responsible for management of the Driehaus Strategy of the Fund will be Jeffrey James, Michael Buck, and Prakash Vijayan.

Jeffrey James

Jeffrey James is the lead portfolio manager for the Micro Cap Growth, Small Cap Growth and Small/Mid Cap Growth strategies at Driehaus.

Michael Buck

Michael Buck is a portfolio manager and a senior analyst on the US Growth Equities Team at Driehaus.

Prakash Vijayan

Prakash Vijayan is an assistant portfolio manager and senior analyst on the US Growth Equities Team at Driehaus.

There are no changes to the portfolio managers for the existing strategies managed by the other Sub-Advisers of the Fund.

V.	Other Investment Companies Advised by Driehaus Capital Management LLC

The following table sets forth the size and rate of compensation for other funds advised by Driehaus having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Management as of June 30, 2024 (millions)	Rate of Compensation
Comparable Account 1	$240	0.45% of the portfolio’s average daily net assets up to and including $300 million 0.40% of the portfolio’s average daily net assets in excess of $300 million
Comparable Account 2	$200

0.45% of the portfolio’s average daily net assets up to and including $100 million

0.40% of the portfolio’s average daily net assets between $100 million and $200 million

0.35% of the portfolio’s average daily net assets in excess of $200 million

Comparable Account 3	$783	0.60% of the portfolio’s average daily net assets

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VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on May 30-31, 2024, the Board, including a majority of the Independent Trustees, considered information relating to the appointment of Driehaus as an additional Sub-Adviser to the Fund and the Driehaus Sub-Advisory Agreement.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the Driehaus Sub-Advisory Agreement. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the Driehaus Sub-Advisory Agreement. At the conclusion of the Board’s discussions, the Board approved the Driehaus Sub-Advisory Agreement, whereby Driehaus will serve as an additional Sub-Adviser to the Fund.

In reviewing the Driehaus Sub-Advisory Agreement and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by Driehaus and the Adviser for the May meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to Driehaus through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the Driehaus Sub-Advisory Agreement. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the Driehaus Sub-Advisory Agreement, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and Driehaus and to consider the terms of the Driehaus Sub-Advisory Agreement. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the Driehaus Sub-Advisory Agreement is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

Nature, Quality, and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by Driehaus. The Board considered the investment sub-advisory services to be provided by Driehaus. The Board noted JNAM’s evaluation of Driehaus, as well as JNAM’s recommendation, based on its review of Driehaus, in connection with its approval of the Driehaus Sub-Advisory Agreement. The Board also considered the various business-related risks JNAM faces as a result of managing the Fund, including entrepreneurial, legal and litigation risks, some of which may be significant.

The Board reviewed the qualifications, backgrounds and responsibilities of Driehaus’ portfolio managers who would be responsible for the day-to-day management of the Driehaus Strategy. The Board reviewed information pertaining to Driehaus’ organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to Driehaus. The Board considered compliance reports about Driehaus from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided by Driehaus under the Driehaus Sub-Advisory Agreement.

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Investment Performance

The Board reviewed the performance of Driehaus’ proposed investment mandate with similar investment strategies as compared to the Fund, the Fund’s benchmark index, and the Fund’s peer group returns.

Costs of Services

The Board reviewed the fees to be paid by JNAM to Driehaus. The Board noted that the Fund’s sub-advisory fees would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

Referring to materials previously provided by the Adviser, the Board considered that the Fund’s advisory fee and total expense ratio are lower than their respective peer group averages, while the Fund’s sub-advisory fee is higher than its peer group average. The Board noted that in conjunction with the addition of Driehaus as a new Sub-Adviser to the Fund, the Fund’s advisory fee and total expense ratio are not proposed to change.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM and Driehaus. The Board determined that profits expected to be realized by JNAM and Driehaus were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and Driehaus, the Board noted that the advisory fee arrangement for the Fund and Driehaus’ sub-advisory fee arrangement each contain breakpoints that decrease the fee rate as assets increase. The Board also considered that the Fund’s sub-advisory fees are and will be paid by JNAM (not the Fund).

The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

Other Benefits to Driehaus

In evaluating the benefits that may accrue to Driehaus through its relationship with the Fund, the Board noted that Driehaus may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that Driehaus is not required to participate in the meetings, and that recommendations to hire or fire Driehaus are not influenced by the willingness of Driehaus to participate in the meetings.

In evaluating the benefits that may accrue to Driehaus through its relationships with the Fund, the Board noted that Driehaus may receive indirect benefits in the form of soft dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of the Sub-Advisers as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the Driehaus Sub-Advisory Agreement.

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VII.	Additional Information

Ownership of the Fund

As of July 31, 2024, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL Multi-Manager Small Cap Growth Fund (Class A)	[to be provided]
JNL Multi-Manager Small Cap Growth Fund (Class I)	[to be provided]

[As of July 31, 2024, the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Fund.]

Because the shares of the Fund are sold only to Jackson National Life Insurance Company (“Jackson”), Jackson National Life Insurance Company of New York (“Jackson NY”), and certain affiliated funds organized as funds-of-funds, Jackson and Jackson NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of July 31, 2024, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL Multi-Manager Small Cap Growth Fund – Class A Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

JNL Multi-Manager Small Cap Growth Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

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Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of July 31, 2024, the following person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

JNL Multi-Manager Small Cap Growth Fund – Class A Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

JNL Multi-Manager Small Cap Growth Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2023, the Fund paid no commissions to any affiliated broker.

During the fiscal year ended December 31, 2023, the Fund paid $2,180,599 in administration fees and $5,601,968 in 12b-1 fees to the Adviser and/or its affiliated persons. These services will continue to be provided following the approval of the Driehaus Sub-Advisory Agreement.

VIII.	Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2023, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson Financial, a leading provider of retirement products for industry professionals and their clients. Jackson Financial and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson Financial is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

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